Exhibit 10.10

Lease Agreement

Shanghai Municipal Housing, Land and Resources Administration

The Administration for Industry and Commerce of Shanghai

Printed in November, 2000

IMPORTANT

I. This Agreement (the “Agreement”) is applicable to pre-lease of commodity houses and market-based house lease within the administrative area of Shanghai Municipality, excluding lease of public residential properties based on the government-specified rental rates, lease of houses in the manner of administrative allocation, lease of non-residential public properties whose construction is funded by the government, and lease of private residential properties leased at the government-specified rental rates before implementation of Shanghai Regulations on Leasing of Housing Premises.

II. Pre-lease is only limited to the commodity houses built and invested in by real estate developers and issued with the pre-sale permit, excluding the commodity houses already pre-sold by real estate developers. The pre-buyers of commodity houses shall not pre-lease the pre-bought properties.

III. The mark [lease] or [pre-lease] indicated in the provisions of the Agreement is indicative, which means that the marked clause is applicable to lease or pre-lease activity, as the case may be. If the Agreement is used for lease, only the provisions marked with [lease] can be adopted, while only the provisions marked with [pre-lease] and the supplementary clauses concerning pre-lease matters are applicable to the pre-lease case. Other provisions without the “[ ]” mark are for general purpose, applicable to both lease and pre-lease.

IV. If the Agreement is used for pre-lease of commodity houses, the parties to the pre-lease shall enter into a commodity house occupancy takeover agreement after the commodity house is completed and its developer completes the initial real estate registration and obtains the certificate of title thereto. After the commodity house occupancy takeover agreement takes effect, it indicates that the original pre-lease clauses in the Agreement are fulfilled.

V. The Agreement is a sample form (for trial) developed by Shanghai Municipal Housing, Land and Resource Administration Bureau and Shanghai Administration of Industry and Commerce in accordance with Shanghai Regulations on Leasing of Housing Premises. All its provisions are informative for the parties to lease or pre-lease. Anything not covered hereunder may be negotiated and agreed upon between the Parties in the form of supplementary clauses.

VI. Before execution of the Agreement, the lessor shall present to the lessee the certificate of title to the leased properties or other documents supporting his/her ownership. The real estate developer shall present the pre-sale permit to the pre-lessor. The lessor and the lessee shall examine the ID certificate of each other. Where the house is leased to any non-Shanghai resident in transit, the lessor shall present the Security Permit for House Lease issued by public security authorities.

VII. The parties to the Agreement shall complete agreement registration procedures as required within 15 days upon execution of this Agreement. In the case of lease, the parties shall register with the real estate trade center or the farm system filing office at the place of the leased properties and then obtain the certificate of lease agreement registration. In the case of pre-lease of commodity houses, those for overseas sale shall be registered with the Municipal Real Estate Trade Center while those for domestic sale shall be registered with the local real estate trade center at the place of the leased properties. After the pre-leased commodity house is completed and issued the certificate of title and the parties enter into the pre-leased commodity house occupancy takeover agreement, the parties shall register again with the real estate trade center or the farm system filing office at the place of the leased properties and obtain the certificate of lease agreement registration. The registration of the lease Agreement can provide defense against any third party in the case of repeated pre-lease or lease or assignment of house during the term of lease or disposal of the house due to mortgage during the term of lease.

VIII. If a party requests registration of the Agreement but the other party refuses to cooperate, the party requesting such registration may alone register the Agreement by presenting the Agreement, his/her valid ID certificate and other relevant documents.

IX. The property lease deposit is a measure of performance guarantee. When a property is leased, the lessor and the lessee may agree in the Agreement to collect the property lease deposit. The amount of the lease deposit shall be agreed upon by both parties to the lease. When the lease relationship is terminated, the property lease deposit shall be used to offset the expenses agreed by the lessee in the Agreement, and the remaining part shall be returned to the lessee.

X. This Agreement form is available at municipal or local real estate trade centers or farm system filing offices in the district or county where the leased properties are located. The parties shall carefully read the Agreement and understand all terms in it before use.

XI. The Agreement is a sample form for reference by the parties.

XII. If the lease relationship under the Agreement is represented or brokered by an agency, the agency and the broker shall be required to sign and/or affix their seal on the last page of the Agreement.

Shanghai Property Lease Agreement (Agreement No.: )

Parties to the Agreement

Lessor (Party A): Shanghai Yingchangqi Chess Education Fund Committee

Lessee (Party B): Shanghai Fendan Information Technology Co., Ltd

This Agreement is made and entered into by and between the Parties on the leasing of the property owned by Party A and legally leasable to Party B in accordance with the Contract Law of the People＇s Republic of China and Shanghai Regulations on Leasing of Housing Premises (hereinafter referred to as the “Regulations”) under the principles of equality, free will, equality and good faith.

1. Description of Leased Property

1.1 The property that Party A leases to Party B is located at 15/F, Units A and B, 180 Tianjin Road, Huangpu District, Shanghai (hereinafter referred to as the “Property”). The Property have a leased construction area of 574.42 square meters, with its purpose for office, type being office and structure being steel concrete. The layout plan of the Property is attached to the Agreement as Annex 1.

Party A shall present the following documents to Party B: the Property’s certificate of title; Certificate No.: Document No. HFDH (2000)-000568.

1.2 Party A shall establish a lease relationship with Party B as the real estate right holder of the Property. Before signing the Agreement, Party A has informed Party B that the Property has not been mortgaged.

2. Use of Leased Property

2.1 Party B hereby undertakes to Party A that Party B shall use the Property exclusively for the purpose of office and abide by regulations of Shanghai and China governing the use of the Property and property management.

2.2 Party B undertakes that, during the term of lease (the “Term”), Party B shall not change the purpose specified above without the written consent of Party A or, if applicable, approval by relevant authorities.

3. Date of Delivery and Term

3.1 Both Parties agree that Party A shall deliver the Property to Party B before May 1, 2020. The Term is from May 1, 2020 to July 31, 2023. If Party A delays the delivery, the start of the Term shall be extended accordingly, and for each day of delay in delivery, Party A shall pay Party B a penalty, equal to 0.1 percent of the daily rent (for the avoidance of doubt, the calculation method of the daily rent in the Agreement is: The daily rent = The monthly rent agreed in this Agreement * 12/365).

3.2 Party A has the right to repossess and Party B shall return the Property upon the expiration of the Term. Party B enjoys the preemptive right to renew the lease and choose. If Party B wishes to renew, a written request for renewal shall be given by Party B to Party A three months prior to the expiration hereof, and then, upon the consent of Party A, a new lease Agreement shall be concluded.

3.3 The rent-free period is 3 months, from May 1, 2020 to July 31, 2020. During the rent-free period, Party B does not need to pay any rent, but must separately pay expenses for property management fee, the actual parking space fee, and the electricity fee, among others, to Ying’s Integrated Service Center, Shanghai.

4. Rent, Payment and Deadline

4.1 Both Parties agree that the Property’s daily rent is RMB4.5 per square meter of the building area. The total monthly rent is RMB78,623.74 (in words: SEVENTY-EIGHT THOUSAND SIX HUNDRED TWENTY-THREE AND 74/100 per month).

This rent rate shall remain unchanged for 3 years. If Party B wishes to renew the lease upon the expiration of the Term, the rent rate shall be adjusted for the renewal period by both Parties through negotiations.

4.2 Party B shall pay Party A the monthly rent before the 5th day of each month. If the payment is overdue, Party B shall pay Party A a penalty, equal to 0.1 percent the daily rent, for each day overdue.

4.3 Party B shall pay the rent as follows: Party A shall provide Party B with a special VAT invoice for property lease. and Party B shall pay the rent of the Property to Party A by cheque or wire transfer in accordance with Article 4.2 after receiving the said invoice from Party A. If Party A fails to issue the invoice in time, the payment date shall be postponed accordingly.

4.4 Party A’s rent receiving account information is as follows:

Beneficiary: Shanghai Yingchangqi Chess Education Fund Committee

A/C No.:

A/C with Bank: China Construction Bank Huangpu Sub-branch

5. Deposit and Other Expenses

5.1 Both Parties agree that Party B shall pay Party A a lease deposit of the Property, equal to 3 months’ rent and property management fee, namely RMB314,494.95 (the “Deposit”) within [7] days after concluding the Agreement. Party A shall issue a receipt to Party B after receiving the Deposit.

Upon the expiration of the lease relationship, the Deposit received by Party A shall be returned without interest to Party B after deduction of the costs payable by Party B (if any) as agreed herein within [7] days after the termination of the Agreement.

5.2 During the Term, any and all costs for electricity, communications, equipment, property management, and parking space, among others, arising from the use of the Property, shall be borne by Party B.

5.3 For calculation, sharing and payment mode and time of the foregoing amounts payable by Party B: see the Property Management Service Contract of Shanghai Yingshi Plaza and the Rider 1 to Property Lease Agreement for details.

6. Requirements for Property Use and Responsibilities for Maintenance

6.1 If Party B discovers any damage or malfunction on the Property or on any of its auxiliary facilities during the Term, Party B shall promptly notify Party A of taking corrective actions. After receiving Party B’s notice, Party A shall immediately notify the property company entrusted by it, namely, Yingshi’s Integrated Service Center, Shanghai (Hereinafter referred to as the “Service Center”) to facilitate the actual correction work. Party A and the Service Center shall do the correction within seven days after receiving Party B’s notice; and if such correction is not done within the time limit, Party B may do the same at the expense of Party A, in which case, Party A shall pay Party B a reimbursement for such correction in full, not more than RMB30,000, within [10] days after receiving Party B’s correction payment voucher, and if the said reimbursement is higher than RMB30,000 (excl.), a third-party evaluation agency shall be jointly entrusted by both Parties to evaluate and issue a report on such correction, and Party A shall pay Party B a reasonable amount of the reimbursement within [10] days after receiving Party B’s correction payment voucher.

If Party A fails to pay Party B the reimbursement for such correction as scheduled, Party B has the right to deduct a corresponding amount from its future rents.

6.2 Party B shall reasonably use and protect the Property and its auxiliary facilities during the Term. Party B shall be responsible for taking corrective actions for any damage or malfunction of the Property or any of its auxiliary facilities due to improper or unreasonable use by Party B. If Party B refuses to take such corrective actions, Party A may do the same at the expense of Party B, in which case, Party B shall pay Party A a reimbursement for such correction in full, not more than RMB30,000, within [10] days after receiving Party A’s correction payment voucher, and if the said reimbursement is higher than RMB30,000 (excl.), a third-party evaluation agency shall be jointly entrusted by both Parties to evaluate and issue a report on such correction, and Party B shall pay Party A a reasonable amount of the reimbursement within [10] days after receiving Party A’s correction payment voucher.

6.3 Party A shall ensure that the Property and its auxiliary facilities are in a normal, usable and safe condition during the Term. Party A shall give a two days’ prior notice to Party B in the case of any inspection or maintenance of the Property, and shall not enter the Property for such inspection without the consent of Party B (except for elevator machine rooms). For such inspection or maintenance, Party B shall provide cooperation. Party A shall minimize the impact on the use of the Property by Party B.

6.4 Subject to Annex 3 hereto, any decoration or addition of any ancillary facility or equipment by Party B shall be subject to the prior written consent of Party A and, if applicable, be reported by Party A to relevant authorities for approval before such decoration or addition is started. Such ancillary facilities and equipment added by Party B and the responsibilities for their maintenance shall be separately negotiated and agreed upon in writing between the Parties.

Article 7 Property’s Condition upon Return

7.1 Unless Party A agrees on renewal of the lease, Party B shall return the Property to Party A within 3 days following the expiration of the Term. If the Property is returned after that date without consent of Party A, Party B shall pay Party A an occupancy fee of the Property, equal to RMB4.5 per square meter, for each day overdue.

7.2 On the expiration of the Term, Party B does not need to return the Property to Party A in its original state, but the Property shall be in such a condition as after normal use upon return. The Property shall be inspected by Party A upon return and, if accepted, the costs payable by each Party shall be settled.

8. Sublet, Transfer and Exchange

8.1 Unless Party A agrees on subletting by Party B in the Supplementary Clauses herein, Party B shall not sublet the Property in part or in whole to any third party without the prior written consent of Party A within the Term.

8.2 Party B shall, when subletting the Property, enter into a subletting Agreement as required with the party accepting subletting and file with the District Real Estate Trade Center at the place of the Property.

8.3 Party B shall not transfer or exchange the Property to or with any third party during the Term without the prior written consent of Party A. After such transfer or exchange, the transferee or exchanging party shall enter into a Agreement on change of Party B hereto with Party A and continue to perform the Agreement.

8.4 Party A may sell the Property during the Term by giving a 3-month prior notice to Party B, in which case, Party B shall enjoy the preemptive right of purchase under the same conditions.

8-.5 If Party A sells or mortgages the Property during the Term, it shall ensure that such selling or mortgage will not affect the lease to Party B, and that Party B shall be able to continue to enjoy its rights under the Agreement; otherwise, Party A shall compensate Party B for any and all losses incurred thereof.

9. Conditions for Termination

9.1 Both Parties agree that the Agreement may be terminated during the Term in any of the following circumstances, in which case, neither Party shall assume any liability for each other:

(1) Where the right to use the land within the occupancy scope of the Property is withdrawn by the government in advance according to law;

(2) Where the Property is requisitioned according to law due to social public interests or urban development needs;

(3) Where the Property is included in the scope of house demolition permit due to urban development needs; or

(4) Where the Property is damaged, lost or declared dilapidated.

9.2 Both Parties agree that one Party may terminate the Agreement by giving a written notice to the other Party in any of the following circumstances, and the breaching Party shall pay the non-breaching Party a penalty, equal to triple of the monthly rent; and if any loss incurred to the non-breaching Party is not fully covered by the penalty paid, the breaching Party shall pay the difference between the loss and the penalty:

(1) Where Party A fails to deliver the Property within the specified time limit and still fails to do so within 3 days upon notification by Party B;

(2) Where the Property delivered by Party A does not comply with the Agreement to render it impossible to meet the purpose of lease, or has any defect that may endanger Party B’s safety;

(3) Where Party A conceals any encumbrance fact of the Property to render it to be disposed of;

(4) Where Party B changes the purpose of the Property without the written consent of Party A and causes damage to the Property;

(5) Where the main structure of the Property is damaged due to causes attributable to Party B;

(6) Where Party B sublets, transfers or exchanges the Property to or with any third party without the consent of Party A; or

(7) Where the rent payable by Party B is more than one month overdue unless otherwise agreed by both Parties.

10. Liabilities for Breach of Contract

10.1 If the Property is found to have any defect upon delivery, Party A shall correct such defects within five (5) days from the delivery. If Party A fails to do so within the specified time limit, Party A agrees to reduce the rent and alter relevant rent provisions.

10.2 If Party B suffers from any loss due to failure of Party A to disclose in the Agreement the fact that the Property has been mortgaged or that the transfer of its ownership is restrained, Party A shall compensate Party B for such losses.

10.3 Party A should be liable for compensation for any property loss or personal injury of Party B caused by any damage of the Property because Party A fails to perform its responsibilities for repair and maintenance as agreed herein during the Term.

10.4 If Party A cancels the Agreement and repossess the Property in advance during the Term without the consent of Party B in any circumstance not specified in the Agreement, Party A shall pay Party B a penalty, equal to the double of the total rent of the remaining days of the Term. If Party B’s losses are not fully covered by the penalty paid, Party A shall make up the difference.

10.5 If Party B decorates the Property or add any ancillary facility to it without or beyond the scope of the written consent of Party A, Party A may require Party B to restore the Property to its original state.

10.6 If Party B terminates the Agreement prematurely during the Term in any circumstance not specified in the Agreement, Party A will not refund the Deposit, and if Party A’s losses are not fully covered by the Deposit, Party B shall make up the difference.

11. Miscellaneous

11.1 Party A shall notify Party B of its intention of mortgaging the Property in writing during the Term, and promise to Party B that it will solicit Party B’s intention on the purchase of the Property in writing 30 days before the parties concerned agree to dispose of the Property by discount or sale after the Property is mortgaged.

11.2 The Agreement shall come into effect after both Parties sign and affix their seals on it. Within 15 days after the Agreement takes effect, Party A shall complete its registration and filing with the District Real Estate Trade Center at the place of the Property, and obtaining the certificate of lease agreement registration. In case of any change in or termination of the Agreement after the Agreement has been registered and filed, Party A shall go through procedures of registration and filing of such change or termination with the original registry within 15 days following such change or termination. If Party A fails to do so, Party A shall be solely liable for any legal disputes incurred thereof.

11.3 Anything not covered hereunder shall be made into Rider 1 to this Agreement through friendly negotiations between the Parties. The Rider 1 to this Agreement and annexes hereto shall be an integral part of the Agreement. The hand-written words in the blank space of the Agreement and the Supplementary Clauses and annexes hereto shall have the same force and effect as the printed words.

11.4 Both Parties fully understand their respective rights, obligations and responsibilities when executing the Agreement and are willing to fully observe the Agreement. If a Party breaches the Agreement, the other Party may claim against the breaching Party as agreed herein.

11.5 Any dispute arising from the performance of the Agreement shall be settled through friendly negotiations between the Parties. If such negotiations fail, the dispute shall be brought to the people’s court in the place where the Property is located.

11.6 The Agreement and its annexes are made in sextuplicate, with Party A holding three, Party B holding two, and the remaining one submitted to Huangpu District Real Estate Trade Center, Shanghai. All of the counterparts shall have the same force and effect.

Lessor (Party A) (sealed): Shanghai Yingchangqi Chess Education Fund Committee [Company Seal Affixed Here]

Tel:

Authorized Representative: /S/ Wenzhen Lv

Signature date: April 17, 2020

Signature Place: Shanghai

Lessee (Party B) (sealed): Shanghai Fendan Information Technology Co., Ltd [Company Seal Affixed Here]

Tel:

Authorized Representative: /S/ Yun Zeng

Signing Date: April 17, 2020

Signing Place: Shanghai

Rider to Lease Agreement

Lease No.:

Party A: Shanghai Yingchangqi Chess Education Fund Committee

Party B: Shanghai Fendan Information Technology Co., Ltd

Whereas the Parties entered into Lease Agreement (hereinafter referred to as the "Lease") on April 17, 2020, the following supplementary agreements (the “Rider”) is made and entered into by and between both Parties based on actual situations and the Lease through friendly negotiations:

1. Supplemental Terms

1.1 Party A shall provide Party B with 4 parking spaces in the underground parking garage of the Building agree in the Lease. The parking space rent rate shall be RMB1,200 per month per parking space. The parking spaces are not fixed, but Party A shall guarantee that the vehicles within the number of parking spaces applied by Party B can be parked normally at any time.

1.2 The parking space rent shall be collected and invoiced by Parking Garage Management Service Department of Ying’s Building, Shanghai (the “Service Department”) based on to the actual number of vehicles applied by Party B for parking each month. Party B shall pay the parking space rent of each month to the Service Department within 5 working days after receiving the rent’s payment notice and invoice from the Service Department

1.3 The receiving account information for the parking space rent is as follows:

Beneficiary: Parking Garage Management Service Department of Ying’s Building, Shanghai)

A/C No.:

A/C Bank: China Construction Bank Fuzhou Road Sub-branch

2. The Rider shall come into force after both Parties affix their seals on it. Any dispute arising from the performance of the Rider shall be settled by both parties through friendly negotiations; and if such negotiations fail, the dispute shall be settled in such a way as agreed in the Lease.

3. The expiry date of the Rider is the same as that of the Lease; and if the Lease is rescinded or terminated, the Rider shall be automatically rescinded or terminated.

(Remainder of page intentionally left blank)

(Signature Page)

Party A: Shanghai Yingchangqi Chess Education Fund Committee [Committee Seal Affixed Here]

Date: April 17, 2020

Party B: Shanghai Fendan Information Technology Co., Ltd [Company Seal Affixed Here]

Date: April 17, 2020